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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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                            KRAUSE'S FURNITURE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                      77-0310773
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                   Identification Number)


        200 North Berry Street                               92821-3903
           Brea, California                                  (Zip Code)
(Address of principal executive offices)


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        If this form relates to the registration of a class of debt securities and is effective pursuant to General Instruction A.(c)(1), check the following box. [ ]

        If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-43111.

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value per share           American Stock Exchange, Inc.
(Title of class)                                   (Name of exchange)

Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                A complete description of the Common Stock, $0.001 par value per share, of Krause's Furniture, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-43111) filed by the Registrant with the Securities and Exchange Commission on March 11, 1998, as amended from time to time (the "Registration Statement"), including any prospectus filed in accordance with Rule 424(b), which description is hereby incorporated by reference.

ITEM 2.         EXHIBITS.


EXHIBIT NUMBER  DESCRIPTION
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1               Annual Report on Form 10-K dated as of May 2, 1997 (File No.
                000-17868).

2.1             Form 10-Q dated as of June 17, 1997 (File No. 000-17868).

2.2             Form 10-Q dated as of September 12, 1997 (File No. 000-17868).

2.3             Form 10-Q dated as of December 17, 1997 (File No. 000-17868).

3               Proxy Statement on Schedule 14A dated May 7, 1997 (File No.
                000-17868).

4.1             Certificate of Incorporation.

4.1(a) Certificate of Amendment of Certificate of Incorporation dated November 28, 1994.

4.1(b) Certificate of Amendment of Certificate of Incorporation dated August 1, 1995.

4.1(c) Certificate of Amendment of Certificate of Incorporation dated June 7, 1996.

4.1(d) Certificate of Amendment of Certificate of Incorporation dated August 1, 1996.

4.2             By-laws, as amended.

5 Specimen copy of certificate for shares of Common Stock of the Registrant.

6               Last Annual Report submitted to stockholders by the Registrant.

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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        KRAUSE'S FURNITURE, INC.


                                        By:  /s/ Robert A. Burton
                                             Name:  Robert A. Burton
                                             Title: Senior Vice President and
                                                    Chief Financial Officer



Date:  March 20, 1998